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                                                                    EXHIBIT 99.1


PRESS RELEASE

NOVELL TO ACQUIRE SILVERSTREAM SOFTWARE

HIGHLY PRODUCTIVE WEB SERVICES APPLICATION ENVIRONMENT FOR ENTERPRISES ADDS NEW DIMENSION TO NOVELL'S ONE NET VISION OF THE INTERNET

NOVELL'S UNIQUE COMBINATION OF CONSULTING SERVICES, WEB SERVICES APPLICATION DEVELOPMENT, AND CROSS-PLATFORM NETWORK AND SECURITY INFRASTRUCTURE MEETS TODAY'S WEB-BASED ENTERPRISE IT BUSINESS REQUIREMENTS

CUSTOMERS GAIN QUICK RETURN ON INVESTMENT FROM THE ONLY TRUE CROSS-PLATFORM, STANDARDS-BASED, RELIABLE AND SECURE ARCHITECTURE

PROVO, UT AND BILLERICA, MA -- JUNE 10, 2002 -- Novell, Inc. (Nasdaq: NOVL), the leading provider of Net business solutions, and SilverStream Software, Inc. (Nasdaq: SSSW), a leader in Web services-oriented application development, today announced that Novell has entered into a definitive agreement to acquire SilverStream. The acquisition is part of Novell's plan to be a leading force in the commercialization of new Web services. The acquisition will significantly expand Novell's ability to deliver on its one Net vision of the Internet by enabling customers to quickly develop business applications that exploit the latest Web technologies while leveraging existing IT investments.

With SilverStream, Novell's offerings will be broadened to include the capabilities that are required to serve enterprises seeking to deploy advanced Web applications - business solutions, Web services application development and reliable, secure network infrastructure. The acquisition of SilverStream will provide customers with a compelling new alternative as they look to the power of the Web to improve business efficiency and drive new revenue.

Under terms of the agreement, Novell will commence a cash tender offer to acquire all of the outstanding shares of SilverStream common stock at a price of $9.00 per share, followed by a merger in which the holders of the remaining outstanding shares of SilverStream common stock will receive the same cash price. Assuming a closing of the acquisition in July 2002, with approximately
23.6 million shares projected to be outstanding, which includes estimated option exercises prior to the closing date, the total cash acquisition price before acquisition fees will be approximately $212 million. In that event, cash on SilverStream's balance sheet is expected to total approximately $100 million, which would yield a net cash outlay by Novell of approximately $112 million.

The acquisition has been approved unanimously by the boards of directors of each company and is subject to customary conditions, including regulatory and other standard approvals. David Litwack, president and chief executive officer of SilverStream, and certain other SilverStream shareholders have agreed to tender their shares, representing approximately 20.33 percent of the outstanding common stock. The tender offer requires


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that at least a majority of the fully diluted shares be tendered. With acceptance of the tender offer by shareholders representing 90 percent of SilverStream shares, the acquisition would likely close in July 2002. If less than 90 percent of the shares are tendered, a formal stockholder meeting of SilverStream stockholders would need to be called to approve the transaction, and the acquisition would likely close during Novell's fourth quarter 2002. SilverStream will become a wholly owned subsidiary of Novell.

"Novell is now well positioned to be a leader in the emerging and fast-growing market for Web services solutions," said Jack Messman, chairman, president and chief executive officer of Novell. "With Novell and SilverStream technologies, we will provide customers an ideal architecture to build out their next-generation systems, helping them deploy new technologies at low cost while getting the full value from prior IT investments.

"We promised we'd move aggressively into the Web Services space. With the acquisition of SilverStream, we will have not only achieved that goal, we will have jumped ahead of the competition," he continued. "By providing the next generation of Web Services solutions to our customers, we move Novell further along the path toward growth and profitability."

UNIQUE COMBINATION OF CAPABILITIES PUTS NOVELL IN LEAD

Novell's one Net vision delivers industry-leading solutions for planning, implementing and managing today's advanced business applications. It's also the only solution that is standards-based and interoperates with all market leading platforms without bias. The Novell one Net platform is comprised of three primary components:

- STRATEGY AND DELIVERY: Novell's Cambridge Technology Partners provides innovative, technology-enabled strategy and solutions using proven methodologies to solve complex business challenges.

- WEB SERVICES APPLICATION DEVELOPMENT: SilverStream provides a highly productive visual environment for quickly building dynamic, interactive applications that integrate existing information assets.

- CROSS-PLATFORM INFRASTRUCTURE: Novell's Net services include world-class security and directory technologies, reliable high-performance network services and comprehensive management capabilities.

"Novell and SilverStream make a great match," said David Litwack. "Novell was early in recognizing the opportunity in delivering network services across the web, and its one Net vision mirrors the direction the market is now moving with Web services. Add our SilverStream eXtend(TM) product line, which Web-enables enterprise systems and delivers dynamic applications, to Novell's consulting and network infrastructure capabilities, and you have all the ingredients to lead the market."


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PROVIDING THE SOLUTION FOR TODAY'S IT CHALLENGES

Increasingly, enterprises face IT challenges that require new answers. Organizations need to support any users on any device from any location with applications that must be both managed and secure. They face business processes that cut across customer, employee and supplier boundaries, but that were originally designed to support discrete, departmental functions. Information is locked up in silos, which are usually tightly tied to specific platforms and vendors. As a result, enterprises are prevented from leveraging their existing technology assets in new applications that meet evolving business requirements.

With the acquisition of SilverStream, Novell will be in the position to help enterprises meet these challenges by providing a "Services Oriented Architecture." A "Services Oriented Architecture" is a loosely-coupled, standards-based, process-driven, directory-enabled, network-aware architecture that facilitates the development of Web services-based applications. It enables organizations to get maximum value from the systems, users, devices, business processes and information resources that comprise their corporate assets.

NOVELL CHALLENGES IBM, MICROSOFT AND SUN IN WEB SERVICES

Novell has been active in delivering network services across the Web for more than two years, and its one Net vision clearly recognized the shift from client-server to basic Web-based network solutions. Today Novell is a leader in networking and storage management services, file and print services, web access, content delivery, portal services, messaging, authentication, access and security services.

As new standards are evolving, the combination of SilverStream's strength in Web services application development, coupled with Novell's leadership in networking services - the key to securing, simplifying, and accelerating Web services - will provide a compelling option for companies wanting to take full advantage of this next stage of Web services.

"This acquisition will make Novell a meaningful player in the web services game, right next to others who are pursuing a services strategy, like IBM, Microsoft and Sun, " said Chris Stone, Vice Chairman - Office of the CEO at Novell. "But we're coming at this market from a different place. Instead of the monolithic approach based on proprietary products that others have adopted, Novell is focused on offering a cost effective, flexible alternative that allows the products of all vendors to work together. It's a role we play already in the networking space, and one - uniquely - we'll take to the Web services arena.

"By bringing the capabilities of SilverStream, Cambridge and Novell together, we'll have the pieces in place to deliver on our one Net vision of a world where resources of all


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types can be securely managed and utilized across networks of all types, all working together freely," Stone explained.

Novell anticipates that SilverStream will be additive to earnings in 2004. With a closing of the acquisition expected in July, during Novell's third fiscal quarter, the company anticipates that SilverStream will not materially impact revenue and ongoing expenses in that quarter. For fiscal 2002, SilverStream has the potential of contributing approximately one percent to total Novell revenue. In fiscal year 2003, SilverStream is projected to be slightly dilutive to Novell earnings.

Subsequent to closing, SilverStream's eXtend product line will be re-branded under the Novell name. SilverStream's David Litwack will become a Senior Vice President of Novell and will join Novell's Worldwide Management Committee. SilverStream's offices will remain in Billerica, MA.


CONFERENCE CALL NOTIFICATION AND WEB ACCESS DETAIL
A live Webcast and Webinar slide presentation of Novell's conference call to discuss the acquisition with interested parties will be broadcast at 12:00 Noon EDT June 10th. The agenda for the program is as follows:

   -  Introductory Remarks and Discussion of the Acquisition

   -  One Net Web Services Vision Presentation (VIA WEBINAR)

   -  Questions & Answers


Web Access

The conference call and slide presentation can be accessed at the following URL: www.novell.com/webservices

Dial-in Access

Dial in access for audio and Q&A only (no slides):
   -  US/Canada Dial-In Number: (877) 296-5507
   -  International/Local Dial-In Number: (706) 634-5117
Conference Name:  Web Services
Leader's Name:  Jack Messman

Participants in the conference call are asked to dial in and provide their name, the leader's name and reference the company hosting the call (Novell).



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Replay Access

Conference Call Only:
A digital recording of the conference call will be available on Tuesday, June 11, 2002. To access the recording, US/Canada participants should call (800) 642-1687 or for International/Local participants, call (706) 645-9291 and enter the Conference ID 4480702.

Conference Call and Presentation:
An archive of the Webcast and presentation will be available on Tuesday June 11, 2002 at www.novell.com/webservices.

ABOUT SILVERSTREAM SOFTWARE, INC.
SilverStream Software, Inc. (Nasdaq: SSSW) provides the first comprehensive visual integrated services environment to simplify and accelerate the development of sophisticated business applications. SilverStream's award-winning technology is based on the best of Java, XML, and Web services, and enables businesses to unlock the potential of existing systems and rapidly deliver business applications to the Web. SilverStream powers business operations for more than 1,500 customers worldwide including Acer, Amerisure Insurance, BNP Paribas, the Chicago Stock Exchange, Samsung Electronics, Suzuki and Zurich Insurance. SilverStream's worldwide partner network includes system integrators, independent software vendors, application service providers and other strategic partners such as Cap Gemini Ernst & Young, Compaq, Deloitte & Touche, Hewlett Packard, IBM, Intel, Mercury Interactive, Microsoft, Oracle and Sun Microsystems.

SilverStream is headquartered in Billerica, Mass. with offices throughout the world. For more information, please visit http://www.silverstream.com.

ABOUT NOVELL

Novell, Inc. (Nasdaq: NOVL) is the leading provider of Net business solutions designed to secure and power the networked world. Novell and its eServices division, Cambridge Technology Partners, help organizations solve complex business challenges, simplify their systems and processes, and capture new opportunities with one Net solutions. Novell provides worldwide channel, consulting, education and developer programs to support its offerings. For information on Novell's complete range of solutions and services, contact Novell's Customer Response Center at (888) 321-4CRC (4272), or visit Novell's Web site at http://www.novell.com. Information on Net business solutions from Cambridge Technology Partners can be accessed at http://www.ctp.com. Press may access Novell announcements and company information on the World Wide Web at http://www.novell.com/pressroom.

eXtend(TM) is a trademark of SilverStream Software, Inc. All third party trademarks are the property of their respective owners.



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PRESS CONTACTS:

NOVELL, INC.:
Gary Schuster
Phone: 617-914-8522
E-mail: gary.schuster@novell.com

Bruce Lowry
Phone: 801-222-4005
E-mail: blowry@novell.com

SILVERSTREAM SOFTWARE, INC.:
Sarah Mees
Phone: 978-262-3297/617-462-8066
E-mail: smees@silverstream.com/silverstream@pancomm.com

INVESTMENT COMMUNITY, CONTACT INFORMATION:

NOVELL, INC.:
Peter Troop
Phone: 408-967-8150
E-mail: ptroop@novell.com

SILVERSTREAM SOFTWARE, INC.:
Sarah Mees
Phone: 978-262-3297/617-462-8066
E-mail: investor@silverstream.com/silverstream@pancomm.com


ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This announcement is neither an offer to purchase nor a solicitation of an offer to sell SilverStream shares. At the time the expected tender offer is commenced, Novell will file tender offer materials with the Securities and Exchange Commission and SilverStream will file a solicitation/recommendation statement with respect to the tender offer. The tender offer materials, including an offer to purchase, a related letter of transmittal and other offer documents, and the solicitation/recommendation statement will contain important information. Stockholders should read this information carefully before making any decisions about the tender offer. The tender offer materials, certain other offer materials, and the solicitation/recommendation statement will be sent to all stockholders of SilverStream free of charge. In addition, all of these materials will be available free of charge on at the SEC's website at www.sec.gov.

FORWARD LOOKING STATEMENTS:

Statements included in this press release that are not historical in nature are "forward-looking statements," including those related to future financial and operating results,


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benefits and synergies of the transaction, future opportunities for the combined company and the growth of the market for Web services solutions. You should be aware that Novell's and SilverStream's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell and SilverStream management and are subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of the conditions to closing, and, following the consummation of the merger, Novell's ability to integrate SilverStream's operations and employees, Novell's ability to deliver on its one Net vision of the Internet, Novell's ability to take a competitive position in the Web services industry, business conditions and the general economy, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described in Novell's and SilverStream's Annual Reports on Form 10-K for the 2001 fiscal year and the most recent quarterly report filed by each with the SEC. Novell and SilverStream disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.







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